UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 15, 2015
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InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02(e)    Compensatory Arrangements of Certain Officers.
On January 15, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of InterDigital, Inc. (the “Company”), after considering information on the accomplishment of Company and shared executive goals and individual performance, determined the fiscal year 2014 short-term incentive awards for William J. Merritt, President and Chief Executive Officer; Richard J. Brezski, Chief Financial Officer; Scott A. McQuilkin, Senior Executive Vice President, Innovation; James J. Nolan, Executive Vice President, InterDigital Solutions; and Lawrence F. Shay, Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel (collectively, the Company’s “named executive officers”).
The Committee approved the following short-term incentive awards to the named executive officers pursuant to the Company’s short-term incentive plan (“STIP”), which are expected to be paid in first quarter 2015.

Named Executive Officer	2014 STIP Award
William J. Merritt	$1,196,908
Richard J. Brezski	$368,986
Scott A. McQuilkin	$599,048
James J. Nolan	$382,315
Lawrence F. Shay	$636,928

In addition, according to their terms and conditions, performance-based restricted stock unit awards granted to the named executive officers under the Company's long-term compensation program ("LTCP") for the 2012-2014 cycle vested on January 1, 2015. In December 2014, the Committee reviewed the performance criteria and accomplishments for the 2012-2014 cycle period and determined that the performance-based RSUs would vest with respect to 110% of the shares subject thereto, as set forth below:

Named Executive Officer	2012-2014 LTCP Performance-Based RSU Payout
William J. Merritt	15,404 shares (out of a target award of 14,003 RSUs)
Richard J. Brezski	3,878 shares (out of a target award of 3,525 RSUs)
Scott A. McQuilkin	6,210 shares (out of a target award of 5,645 RSUs)
James J. Nolan	5,090 shares (out of a target award of 4,627 RSUs)
Lawrence F. Shay	7,226 shares (out of a target award of 6,569 RSUs)

Any accrued dividend equivalents on the performance-based RSU awards were paid to the named executive officers in the form of additional shares of common stock upon the vesting of their RSUs on January 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Dated: January 21, 2015